AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999
                                                  REGISTRATION NO. 333-________
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                         HIGHLANDS INSURANCE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                                   75-2370945
      (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
       Incorporation or Organization)

                                1000 LENOX DRIVE
                         LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-1921
               (Address, Including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

               HIGHLANDS INSURANCE GROUP 1995 DIRECTORS STOCK PLAN HIGHLANDS INSURANCE GROUP 1997 RESTRICTED STOCK PLAN
                             (Full Titles of Plans)

                           STEPHEN J. GREENBERG, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         HIGHLANDS INSURANCE GROUP, INC.
                                1000 LENOX DRIVE
                         LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-1921
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:

                             ALAN H. LIEBLICH, ESQ.
                       SCHNADER HARRISON SEGAL & LEWIS LLP
                         1600 MARKET STREET, SUITE 3600
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 751-2000


                 CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
                              Maximum        Maximum
Title of Each Class of        Amount to be   Offering Price    Aggregate         Amount of
Securities to be Registered   Registered(1)  Per Share(2)      Offering Price(2) Registration
                                                                                    Fee(3)
---------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                400,000        $10.625             $4,250,000       $1,181.50


     (1) This Registration Statement covers shares of Common Stock of the Registrant, which may be offered or sold pursuant to the 1995 Directors Plan and the 1997 Restricted Stock Plan. The contents of an earlier Registration Statement covering 1,350,000 shares of Common Stock, Registration No. 333-34701, is incorporated by this reference in this Registration Statement. This Registration Statement also relates to such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

     (2) Estimated upon the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 29, 1999, solely for purposes of calculating the registration fee.

     (3) Calculated pursuant to Section 6(b) as follows: proposed maximum offering price multiplied by .000278.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Commission by Highlands Insurance Group, Inc. (the "Company") are incorporated herein by reference:

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document.


ITEM 8. EXHIBITS.

          The following is a list of exhibits filed as part of this Registration Statement.


5.1  Opinion and consent of Schnader Harrison Segal & Lewis LLP.

23.1 Consent of KPMG LLP.

23.2 Consent of Schnader Harrison Segal & Lewis LLP.(included in Exhibit 5.1).

24.1 Powers of Attorney of directors and officers of the Registrant (see page II-2 of this Registration Statement).

                                POWER OF ATTORNEY

          The registrant and each person whose signature appears below hereby designates and appoints Willis T. King, Jr., Charles J. Bachand, Stephen J. Greenberg and Stephen L. Kibblehouse, and each of them, as its or his attorneys-in-fact (the "Attorneys-in-Fact") with full power to act alone, and to execute in the name and on behalf of the Registrant and each such person, individually in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement on Form S-8, which amendments may make such changes in this Registration Statement on Form S-8 as any such Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement on Form S-8 together with all exhibits thereto and any and all documents in connection therewith.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey.


Dated: June 29, 1999


                                   Highlands Insurance Group, Inc.



                                   By:  /s/Willis T. King, Jr.
                                        ----------------------
                                        Willis T. King, Jr.
                                        Chairman, President and
                                        Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



SIGNATURE                          TITLE                        DATE


/s/ Willis T. King, Jr.
-----------------------       Chairman, President and       June 29, 1999
   Willis T. King, Jr.        Chief Executive Officer

/s/ Charles J. Bachand
-----------------------       Vice President, Treasurer     June 29, 1999
   Charles J. Bachand         Principal Accounting Officer

/s/ Robert A. Spass
-----------------------       Director                      June 29, 1999
   Robert A. Spass

/s/ Bradley E. Cooper
-----------------------       Director                      June 29, 1999
   Bradley E. Cooper

/s/ W. Bernard Pieper
-----------------------       Director                      June 29, 1999
W. Bernard Pieper

/s/ Kenneth S. Crews
-----------------------       Director                      June 29, 1999
   Kenneth S. Crews

/s/ Philip J. Hawk
-----------------------       Director                      June 29, 1999
   Philip J. Hawk

/s/ Robert W. Shower
-----------------------       Director                      June 29, 1999
   Robert W. Shower

/s/ Richard M. Haverland
-----------------------       Director                      June 29, 1999
   Richard M. Haverland

                                  EXHIBIT INDEX


5.1       Opinion and consent of Schnader Harrison Segal & Lewis LLP.

23.1      Consent of KPMG LLP.

23.2      Consent of Schnader Harrison Segal & Lewis LLP. (included in
          Exhibit 5.1).

24.1 Powers of Attorney of directors and officers of the Registrant (see page II-2 of this Registration Statement).